                                                                   FILE NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                            LNR PROPERTY CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)

            DELAWARE
  (State Or Other Jurisdiction                           65-0777234
 Of Incorporation Or Organization)          (I.R.S. Employer Identification No.)


                      760 NORTHWEST 107TH AVENUE, SUITE 300
                              MIAMI, FLORIDA 33172
               (Address Of Principal Executive Offices) (Zip Code)

      LNR PROPERTY CORPORATION 2000 STOCK OPTION AND RESTRICTED STOCK PLAN
                              (Full Title Of Plan)

                             -----------------------

                                STEVEN J. SAIONTZ
                            LNR PROPERTY CORPORATION
                           760 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
                     (Name And Address Of Agent For Service)

   Telephone number, including area code, of agent for service: (305) 485-2000

                                   COPIES TO:
                            DAVID W. BERNSTEIN, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                         CALCULATION OF REGISTRATION FEE



=====================================================================================================================
                                                            Proposed            Proposed
                                                            Maximum             Maximum             Amount of
                                          Amount to be   Offering Price         Aggregate          Registration
Title of Securities to be Registered      Registered       Per  Share*        Offering Price*          Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per
share                                     2,240,947 shs     $28.68             $64,270,360          $16,067.59
=====================================================================================================================


* Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and (h), on the basis of the average of the high and low prices of Registrant's Common Stock reported on the New York Stock Exchange on March
2, 2001.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 is included in Booklets dated February 2001, which are distributed to the officers, employees and directors of LNR Property Corporation who hold stock options or restricted stock granted under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan. These Booklets, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                             PROSPECTUS FOR RESALES

      The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan by affiliates of LNR Property Corporation, as defined in Rule 405 under the Securities Act.

                                   PROSPECTUS



                                2,240,947 shares

                            LNR PROPERTY CORPORATION

                                  Common Stock
                           (Par Value $0.10 per share)

      The shares of Common Stock of LNR Property Corporation (the "Company") to which this Prospectus relates may be offered from time to time by the people described under "Selling Security Holders" on the New York Stock Exchange, where the Company's Common Stock currently is traded, on any other securities exchanges or quotation systems on which the Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 760 Northwest 107th Avenue, Suite 300, Miami, Florida 33172 (Telephone No. (305) 485-2000).


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.


                             -----------------------

                The date of this Prospectus is February 28, 2001

                                TABLE OF CONTENTS

                                -----------------


                                                                         PAGE

Incorporation by Reference.................................................2

Available Information......................................................2

Selling Security Holders...................................................3

Method of Sale.............................................................3

SEC Position Regarding Indemnification.....................................3


                           INCORPORATION BY REFERENCE

      The Company incorporates by reference into this Prospectus (a) the Company's Annual Report on Form 10-K for the year ended November 30, 2000, (b) the Company's Current Reports on Form 8-K dated February 5, 2001, February 15, 2001 and February 23, 2001, (c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), since November 30, 2000, (d) the description of the Company's Common Stock contained in the Company's registration statement under the Securities Exchange Act relating to the Company's Common Stock, including any amendment or report filed for the purpose of updating that description and (e) the Company's Proxy Statement on Schedule 14A, dated March 17, 2000. These documents are filed under SEC File No. 1-13223. All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities which are being offered have been sold or which deregisters all those securities which remain unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to LNR Property Corporation, 760 N.W. 107th Avenue, Suite 300, Miami, Florida 33172, Attention:
Chief Financial Officer, telephone number (305) 485-2000.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Securities and Exchange Commission's web site can be accessed at http://www.sec.gov. Reports, proxy statements and other information filed by the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                            SELLING SECURITY HOLDERS

      This Prospectus relates to possible sales by officers, employees and directors of the Company of shares of Common Stock of the Company that they acquire through exercise of stock options granted, or of restricted stock they receive, under the Company's 2000 Stock Option and Restricted Stock Plan. The Company does not at this time know the names of the people who may be selling security holders from time to time. The names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people will be contained in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act.

                                 METHOD OF SALE

      Sales of the shares offered by this Prospectus will be made on the New York Stock Exchange, where the Company's Common Stock is currently listed for trading, or in other markets where the Company's Common Stock is traded, or in negotiated transactions. Sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by selling security holders. Shares which are sold may include shares in which selling security holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

      The Company's by-laws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this Registration Statement from SEC File No. 1-13223:

           (1) The Annual Report of LNR Property Corporation (the "Company") on Form 10-K for the fiscal year ended November 30, 2000.

           (2) The Company's Current Reports on Form 8-K dated February 5, 2001, February 15, 2001 and February 23, 2001.

           (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed on July 29, 1997.

           (4) All other reports filed by the Company and the Plan pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act, since November 30, 2000.

           (5) The Proxy Statement on Schedule 14A, dated March 17, 2000.

         All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The registrant's by-laws provide for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

         Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 28th day of February, 2001.

                                    LNR PROPERTY CORPORATION



                                    /s/ Steven J. Saiontz
                                    -------------------------------
                                    Steven J. Saiontz
                                    Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Saiontz, Jeffrey P. Krasnoff, Shelly Rubin and Steven N. Bjerke, and each of them, as his or her true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                    Title                     Date
        ---------                 ------------             ------------
/s/ Steven J. Saiontz         Chief Executive Officer   February 28, 2001
---------------------------        and Director
Steven J. Saiontz              (Principal Executive
                                     Officer)

/s/ Shelly Rubin                 Vice President         February 28, 2001
---------------------------   (Principal Financial
Shelly Rubin                         Officer)

/s/ Steven N. Bjerke               Controller           February 28, 2001
--------------------------    (Principal Accounting
Steven N. Bjerke                     Officer)

/s/ Stuart A. Miller                 Director           February 28, 2001
--------------------------
Stuart A. Miller

/s/ Leonard Miller                   Director           February 28, 2001
--------------------------
Leonard Miller

/s/ Brian L. Bilzin                  Director           February 28, 2001
--------------------------
Brian L. Bilzin

/s/ Sue M. Cobb                      Director           February 28, 2001
--------------------------
Sue M. Cobb

/s/ Edward T. Foote II               Director           February 28, 2001
--------------------------
Edward T. Foote II

/s/ Stephen E. Frank                 Director           February 28, 2001
--------------------------
Stephen E. Frank

/s/ Jeffrey P. Krasnoff              Director           February 28, 2001
--------------------------
Jeffrey P. Krasnoff


                                  EXHIBIT INDEX

Exhibit
 Number                    Description
 ------                    -----------
  5          Opinion (including consent) of Clifford Chance Rogers & Wells LLP.

  23.1       Consent of Deloitte & Touche LLP.

  23.2       Consent of Clifford Chance Rogers & Wells LLP (included in
             Exhibit 5).

  24         Power of Attorney (included on signature page).
